UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: June 1, 2010
(Date of earliest event reported)

GATEWAY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-6404 (Commission File Number)	44-0651207 (I.R.S. Employer Identification Number)

1415 Louisiana, Suite 4100, Houston, Texas 77001
(Address of principal executive offices, including zip code)

(713) 336-0844
(Registrant's telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On June 1, 2010, Gateway Energy Corporation (the "Company") and GEC Holding, LLC, and Frederick M. Pevow, Jr. (collectively "Pevow") entered into an agreement (the "Agreement") relating to the composition of the Company's Board of Directors (the "Board"), the resolution of the consent solicitation pertaining to the removal of directors from the Board, and certain other matters.

Pursuant to the Agreement, among other things:

• John Raasch, the sole remaining member of the Board, will appoint Frederick M. Pevow, Jr., Perin Greg deGeurin, David F. Huff, John O. Niemann, Jr., Paul G. VanderLinden, III and a seventh director to be mutually agreed upon (the "Appointed Directors") to serve as directors through the conclusion of the 2010 annual stockholders' meeting;

• The Company and Pevow have agreed to immediately cease all activities relating to the consent solicitation;

• The Company and Pevow will each use their reasonable best efforts to cause the nomination of and to support the election to the Board of the Appointed Directors and John Raasch at the 2010 annual stockholders' meeting;

• Pevow will have the exclusive right to identify candidates to replace an Appointed Director, in the case of the death, disability or resignation of any Appointed Director;

• The Company and Pevow agreed to a mutual release of claims arising in connection with the consent solicitation and related matters;

• The initial base salary for Mr. Pevow, if he is elected Chief Executive Officer and President of the Company by the new Board, will be $175,000; and

• The Company will, subject to Board approval, reimburse Pevow for actual out-of-pocket fees and expenses incurred in connection with the consent solicitation, up to $300,000, $75,000 of which is payable within one business day of the Agreement, $75,000 of which will be payable on or before June 30, 2010.  The remaining amount will be payable in the form of a promissory note, payable in 12 equal monthly installments and bearing an interest rate of 13%.

A copy of the Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference, and the description of the Agreement set forth herein is qualified in entirety by reference to such Exhibit.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Members of the Board of Directors

On June 1, 2010, Frederick M. Pevow, Jr., Perin Greg deGeurin, David F. Huff, John O. Niemann, Jr., and Paul G. VanderLinden, III were appointed to serve as directors through the conclusion of the 2010 annual stockholders' meeting.  The composition of the committees of the Board has not been determined as of the date hereof.

The description of the Agreement relating to the selection of the new directors set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01     Other Events.

On June 2, 2010, the Company issued a press release announcing the appointment of Frederick M. Pevow, Jr., Perin Greg deGeurin, David F. Huff, John O. Niemann, Jr. and Paul G. Vanderlinden, III to the Company's board of directors.

The press release is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

10.1	Agreement, dated June 1, 2010, by and between Gateway Energy Company, GEC Holding, LLC, and Frederick Mr. Pevow, Jr.

99.1	Press release dated June 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEWAY ENERGY CORPORATION

By:	/s/ John A. Raasch
John A. Raasch, President and
Chief Executive Officer

Date:  June 2, 2010